Exhibit 99.1

        CIRALIGHT GLOBAL SIGNS AGREEMENT WITH ABM INDUSTRIES TO SELL THE
                 COMPANY'S SUNTRACKER SMART DAYLIGHTING SYSTEMS

DAYLIGHTING INDUSTRY LEADER CIRALIGHT GLOBAL INC. BEGINS DEALERSHIP WITH ABM INDUSTRIES THAT WILL BRING GREATER BUILDING EFFICIENCY WITH CIRALIGHT'S SUNTRACKER ACTIVE DAYLIGHTING SYSTEMS THROUGH ABM'S EXTENSIVE FACILITY SERVICES NETWORK

LOS ANGELES, NOVEMBER 2, 2011...Ciralight Global, developer and manufacturer of patented energy saving Smart Skylights(TM), and the only global provider of active daylighting products capable of turning off electric lights for up to 10 hours a day, announced today it has contracted with ABM Industries, Inc., a Fortune 1000, NYSE listed company with over $3.5 billion in annual sales ("ABM"), to represent the Company as a dealership and to feature Ciralight's Suntrackers as a part of their Energy Division. ABM will utilize the Daylighting capabilities of the Suntracker for Lighting and Roof Retrofits to benefit their customers' buildings by lowering utility costs through energy analysis, consulting, and engineering.

One of the largest Facility Services contractors in the United States and Canada, with over 96,000 employees, ABM services Commercial Real Estate, Biopharma, Industrial, Educational, Retail, Transportation, Banking, Healthcare, Government, Residential, Sports, and High-Tech industries.

Jeff Brain, Ciralight President and CEO, said, "The securing of our dealer relationship with ABM is a major step forward for our Company. ABM Industries is a recognized leader in its field and has approximately 240 offices in the United States, British Columbia and Canada. We will be offering support for their local, regional and national services as they help their customers reduce energy consumption and minimize their carbon footprint. As we begin public trading of our stock, ABM joins our near-global network of dealerships, numbering over 100."

Ciralight Global's flagship products, the Smart SunTrackerOne(TM) and SunTrackerTwo(TM) skylights, are a solar powered lighting solution and are eligible to receive federal, state and local tax credits and utility incentives as an Energy Saving Green product. In addition to significant energy and cost savings, the benefits from Smart Skylights(TM) include better worker performance, increased sales, and a reduced impact on the environment. Ciralight's customers include certain outlets of Giant Foods, Office Depot, Ace Hardware, Emerson, Boeing, Johnson & Johnson, Staples, Whole Foods, Walt Disney Studios, the City of Los Angeles, IKEA, LG, Frito Lay, Los Angeles Unified
School District, Los Angeles Community College District, Sky Harbor Airport (Phoenix, AZ), the US Navy and others.
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Ciralight's Suntracker have been approved by the California Utility Companies as an Energy Saving Product and will now be included in the State Wide program known as Savings by Design. The utilities included in this program include Pacific Gas & Electric (PG&E), Sacramento Municipal Utility District (SMUD), San Diego Gas & Electric, Southern California Edison, and the Southern California
Gas Company.

About Ciralight Global

Ciralight Global, Inc., headquartered in Corona, California, was created to bring natural solar daylighting indoors using our patented "Smart skylight" technology that utilizes a GPS unit that tracks the sun and a lens and mirror design to direct the natural light produced from the sun at a level of intensity and clarity that makes electric lighting unnecessary during daylight hours. The result is a FREE green natural light source during daylight hours, which will save energy, lower utility bills, improve customer and employee satisfaction and enhance performance in schools, factories and businesses that use the system. Now with the worldwide movement toward natural sources of energy and supporting a greener planet, Ciralight Global, Inc. is moving forward to make Solar Daylighting a construction industry staple and help millions of people experience healthier, less expensive, and energy saving lighting, naturally. Ciralight Global, Inc. is the undisputed leader in the daylighting revolution.

FORWARD-LOOKING STATEMENTS. Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Ciralight Global, Inc. disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on the reasonable expectations of Ciralight Global, Inc. as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. The information discussed in this release is subject to various risks and uncertainties, results of operations or financial condition, national and international government regulations and the risks associated with doing business across borders and territories, and such other risks and uncertainties as detailed from time to time in Ciralight Global, Inc.'s public filings with the U.S. Securities and Exchange Commission.

Contact information: Michael Selsman 310-553-5732 - ms@publiccommunications.biz (media relations)
Jeff Brain 877-520-5005 Ext 130 (business relations) jeffbrain@ciralightglobal.com